UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/08/2007

B.H.I.T. Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-9043

Delaware	36-3361229
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7005 Stadium Drive, Suite 100
Brecksville, Ohio 44141
(Address of principal executive offices, including zip code)

212-895-3500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 3.02.    Unregistered Sales of Equity Securities

On June 8, 2007, B.H.I.T. Inc. (the "Company") sold an aggregate of 10 million shares of its common stock, par value $0.01 per share (the "Shares"), in a private placement to a total of thirty-six accredited investors, primarily existing shareholders of the Company. All Shares were sold at a price of $0.10 a share for a total of $1.0 million. The Shares sold were not registered under the Securities Act of 1933, as amended (the "Act"), in reliance on the private offering exemption from registration provided by Section 4(2) of the Act and Rule 506 of Regulation D of the rules promulgated under the Act. The Company did not utilize an underwriter or placement agent in connection with the private placement.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B.H.I.T. Inc.

Date: June 12, 2007	By:	/s/ Andrew H. Scott
Andrew H. Scott
Interim CEO